                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         FIDELITY NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          FIDELITY NATIONAL CORPORATION
                               3490 PIEDMONT ROAD
                                   SUITE 1550
                             ATLANTA, GEORGIA 30305

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2002

         The Annual Meeting of Stockholders of Fidelity National Corporation ("Fidelity") will be held on Wednesday, April 24, 2002, at 3:00 p.m. at its office at ONE SECURITIES CENTRE, 3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305, for the purposes of considering and voting upon:

         1. The election of nine directors to constitute the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified.

         2. Such other matters as may properly come before the meeting or any adjournment thereof.

         Only holders of Common Stock of record at the close of business on March 7, 2002, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

         A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. It is important that your shares be represented and voted at the meeting. Please sign, date, and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

         Also enclosed is a copy of Fidelity's 2001 Annual Report to Stockholders.


                                        By Order of the Board of Directors,



                                        /s/ Martha C. Fleming
                                        ---------------------------------------
                                        Martha C. Fleming
                                        Secretary


March 22, 2002

      PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                         FIDELITY NATIONAL CORPORATION
                               3490 PIEDMONT ROAD
                                   SUITE 1550
                             ATLANTA, GEORGIA 30305

                                PROXY STATEMENT

         This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Fidelity National Corporation ("Fidelity") for use at the Annual Meeting of Stockholders ("Meeting") to be held at its office at ONE SECURITIES CENTRE, 3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305, on April 24, 2002, at 3:00 p.m. and any adjournment thereof. The purposes of the Meeting are set forth in the accompanying Notice of the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to Stockholders on March 22, 2002.

         The record date of holders of Common Stock entitled to vote at the Meeting was taken as of the close of business on March 7, 2002. On that date, Fidelity had outstanding and entitled to vote 8,781,628 shares of Common Stock, no par value, with each share entitled to one vote.

         A Proxy given pursuant to this solicitation may be revoked by the holder of the Common Stock who attends the Meeting and gives oral or written notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of Fidelity. If the Proxy is properly completed and returned by the holder of the Common Stock and is not revoked, it will be voted at the Meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted "FOR" all of the nominees for director named herein and upon such other matters as may properly come before the Meeting or any adjournment thereof in accordance with the best judgment of the holders of the Proxy.

         The presence of a majority of the votes entitled to be cast at the Meeting represented in person or by proxy at the Meeting will constitute a quorum. The nine nominees receiving the highest vote totals will be elected as directors of Fidelity. All other matters will be decided by the affirmative vote of the majority of the votes entitled to be cast present or represented at the Meeting.

         Abstentions, withheld votes and broker non-votes will be included in the calculation of the number of votes represented in person or by proxy at the Meeting in determining whether the quorum requirement is satisfied, but will not be counted as votes cast for any matter to be voted upon. Broker "non-votes" occur when a broker holding shares of capital stock for a beneficial owner votes on one matter pursuant to the broker's discretionary authority or pursuant to instructions from the beneficial owner, but does not vote on another matter for the reason that the broker does not have discretionary authority to vote such shares on such other matter and has not received voting instructions from the beneficial owner. Broker non-votes will not affect the votes required to elect the directors, which is the only matter known to management that will be presented at the Meeting.

         The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by Fidelity. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Common Stock and normal handling charges may be paid for such forwarding service. In addition, directors, officers and other employees of Fidelity, who will not be additionally compensated therefor, may solicit proxies in person or by telephone.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table sets forth as of March 7, 2002, beneficial ownership of Fidelity's Common Stock by (i) each person known to be the beneficial owner of more than 5% of the voting securities of Fidelity, (ii) each director, (iii) the five most highly compensated executive officers, and (iv) all directors and executive officers as a group.

                         Name                              Number of Shares      Percent of Class
                  Of Beneficial Owner                     Owned Beneficially       Outstanding
        ----------------------------------------          ------------------     ----------------
         Tontine Management L.L.C                               628,900                 7.2%
             200 Park Avenue - Suite 3900
             New York, NY 10166-3799
         Dimensional Fund Advisors                              487,400                 5.6%
             1299 Ocean Ave., 11th Floor
             Santa Monica, CA 90401-1038
         James B. Miller, Jr                                  2,907,588(1)             32.6%
         David R. Bockel                                            700                   *
         Edward G. Bowen, M.D                                    11,000(2)                *
         Carl I. Gable                                            5,000                   *
         Kevin S. King                                            4,069(3)                *
         Larry D. Peterson                                       85,082(4)                *
         Robert J. Rutland                                      148,764(5)              1.7%
         W. Clyde Shepherd, Jr                                  155,322                 1.8%
         Rankin M. Smith, Jr                                     17,514(6)                *
         David Buchanan                                          26,805(7)                *
         M. Howard Griffith, Jr                                  36,355(8)                *
         H. Palmer Proctor, Jr                                   26,370(9)                *
         All directors and executive officers                                             *
             as a group (12 persons)                          3,424,569(10)            37.9%

---------------

(1) Includes 309,803 shares held by Fidelity National Bank ("Bank") as trustee under five trusts for Mr. Miller's children and 180,433 shares held by Berlin American, LLC, a company of which Mr. Miller and his wife own 40%. Also includes 87,349 shares of Common Stock owned by his spouse, 82,583 shares held in his 401(k) Plan, and 128,080 shares of Common Stock that Mr. Miller has the right to acquire pursuant to outstanding stock options. Mr. Miller's business address is Suite 1550, 3490 Piedmont Road, Atlanta, Georgia 30305.

(2) Includes 10,560 shares of Common Stock held by Dr. Bowen as trustee for Target Benefit Plan.

(3)      Owned by Mr. King's wife.

(4) Includes 80,000 shares of Common Stock that Mr. Peterson has the right to acquire pursuant to outstanding stock options.

(5) Includes 6,000 shares of Common Stock held by Mr. Rutland as trustee for his children and 7,920 shares held by a family foundation.

(6) Includes 1,688 shares of Common Stock owned by Mr. Smith's wife and 6,607 shares held by Mr. Smith's children.

(7) Includes 18,000 shares of Common Stock that Mr. Buchanan has the right to acquire pursuant to outstanding stock options.

(8) Includes 20,000 shares of Common Stock that Mr. Griffith has the right to acquire pursuant to outstanding stock options.

(9) Includes 20,000 shares of Common Stock that Mr. Proctor has the right to acquire pursuant to outstanding stock options.

(10) Includes 266,080 shares of Common Stock that the beneficial owner has the right to acquire pursuant to outstanding stock options.

         *Less than one percent.

ITEM 1 - NOMINATION AND ELECTION OF DIRECTORS

         The number of directors is currently set at nine by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or of the Stockholders, but no decrease shall have the effect of shortening the term of an incumbent director. The terms of office for directors continue until the next annual meeting of Stockholders and until their successors are elected and qualified.

         In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee unless the Board of Directors or Stockholders by resolution provide for a lesser number of directors, but in no event will the Proxy be voted for more than nine nominees. Management has no reason to believe that any nominee will not serve if elected. All the nominees are currently directors of Fidelity.

                     INFORMATION ABOUT NOMINEES FOR DIRECTOR

         The following information as of March 7, 2002, has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been engaged in his present principal employment, in the same position, for more than five years.

                                              Year                         Business Experience During Past
         Name                       Age      Elected                       Five Years And Other Information
         ----                       ---      -------                       --------------------------------
James B. Miller, Jr.(3)             61         1979          Chairman of the Board, President and Chief Executive Officer of
                                                             Fidelity since 1979. A director of the Bank since 1976; President and
                                                             Chief Executive Officer of the Bank from 1977 to 1997; and Chairman of the Bank since 1998. Chairman of the Board of Fidelity National Capital
                                                             Investors, Inc. ("Fidelity Capital"). A director of Interface, Inc., a textile manufacturing company.

David R. Bockel(1)                  57         1997          President of Bockel & Company, an advertising agency in Atlanta,
                                                             Georgia, since 1977. He is also Commanding General, 90th Regional
                                                             Support Command, U. S. Army Reserve. A director of the Bank since 1997.

Edward G. Bowen, M.D.               66         1989          Gynecologist and obstetrician in Atlanta, Georgia. A director of the
                                                             Bank since 1989.

Carl I. Gable(1)                    62         2000          Private Investor. Of counsel, Troutman Sanders LLP from 1996 to 1998.
                                                             A director of Interface, Inc., a textile manufacturing company.

Kevin S. King(1)                    54         1998          Of Counsel, Dietrick, Evans, Scholz & Williams, LLC, Atlanta, Georgia,
                                                             since 2000. A partner with King & Carragher, Attorneys from 1996 to
                                                             2000. A director of the Bank since 1998.

Larry D. Peterson                   53         1997          Director, President and Chief Executive Officer of the Bank, and Vice
                                                             President of Fidelity since 1997. Senior Vice President and Senior
                                                             Segment Manager of KeyCorp from 1995 to 1997.

Robert J. Rutland(2)(3)             60         1979          Chairman of Allied Holdings, Inc., a transportation company located in
                                                             Decatur, Georgia, since 1995. A director of the Bank since 1974.

W. Clyde Shepherd, Jr.(2)(3)        87         1979          Secretary/Treasurer of Shepherd Construction Company, a general contracting company located in Atlanta, Georgia, since 1948. A director of the Bank from 1974 to 1998 and Chairman of the Board of Directors of the Bank from 1989 to 1998.

Rankin M. Smith, Jr.(1)(2)          54         1987          Owner & Manager, Seminole Plantation in Georgia since 1991. Director,
                                                             Advisor and Shareholder of the Atlanta Falcons Football Club from 1990 to 2002. A director of the Bank since 1987.

---------------

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors
(3) Member of the Executive Committee of the Board of Directors

         There are no family relationships between any director, executive officer or nominee for director of Fidelity or any of its subsidiaries except that W. Clyde Shepherd, III, a director of the Bank and Fidelity National Capital Investors, Inc., is the son of W. Clyde Shepherd, Jr., a director of Fidelity.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         All reports of beneficial ownership of securities were filed in a timely maner in 2001 with the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual and other compensation paid by Fidelity and its subsidiaries for 2001 to James B. Miller, Jr., Larry D. Peterson, David Buchanan, M. Howard Griffith, Jr., and H. Palmer Proctor, Jr., executive officers during 2001 (collectively "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

         Name and                                                                                             All Other
         Principal Position                        Year             Salary             Bonus                Compensation
         ------------------                        ----            --------            ------               ------------

         James B. Miller, Jr                       2001            $500,000            $     --               $24,463(1)
           Chairman of the Board,                  2000             400,000             100,000                22,648(1)
           President and Chief                     1999             300,000                  --                11,685(1)
           Executive Officer

         Larry D. Peterson                         2001             300,000                  --                13,551(2)
           President and Chief                     2000             300,000                  --                15,636(2)
           Executive Officer, FNB                  1999             300,000                  --                68,263(2)

         David Buchanan                            2001             150,000               9,000                 7,856(3)
           Vice President                          2000             150,000              21,938                 7,262(3)
                                                   1999             135,625              13,487                 5,771(3)

         M. Howard Griffith, Jr                    2001             175,000                  --                 6,562(4)
           Chief Financial Officer                 2000             175,000                  --                 3,929(4)
                                                   1999             122,292                  --                 2,226(4)

         H. Palmer Proctor, Jr                     2001             150,000               1,137                10,707(5)
           Vice President                          2000             150,000               8,609                 6,097(5)
                                                   1999             102,083               5,057                 5,766(5)

---------------

(1) Includes Fidelity's contributions of $5,000, $5,000, and $1,950 to Mr. Miller's account in the tax-qualified savings plan ("401(k) Plan") for 2001, 2000, and 1999, respectively, and $14,734, $12,988, and $2,814 for life insurance for Mr. Miller for 2001, 2000, and 1999, respectively, under split dollar and corporate owned life insurance policies. Under the split dollar insurance policy, Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield.

(2) Includes Fidelity's contributions of $4,500, $7,676, and $1,119 to Mr. Peterson's account in the 401(k) Plan for 2001, 2000, and 1999, respectively, and $1,236, $1,130 and $572 under a split dollar insurance policy for Mr. Peterson for 2001, 2000, and 1999, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield, and $4,238 and $2,087 for annual fees in 2001 and 2000 and $60,552 paid for initiation and annual fees for a club in 1999.

(3) Includes Fidelity's contributions of $3,975, $3,237, and $2,117 to Mr. Buchanan's account in the 401(k) Plan for 2001, 2000, 1999, respectively, and $282, $265, and $108 under a split dollar insurance policy for Mr. Buchanan for 2001, 2000, and 1999, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premium paid plus a market yield.

(4) Includes Fidelity's contributions of $5,250, $3,198, and $1,797 to Mr. Griffith's account in the 401(k) Plan for 2001, 2000, and 1999, respectively, and $791, $731, and $429 under a split dollar insurance policy for Mr. Griffith for 2001, 2000, and 1999, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premium paid plus a market yield, and $521 for initiation and annual fees for a club in 2001.

(5) Includes Fidelity's contributions of $4,526, $3,013, and $594 to Mr. Proctor's account in the 401(k) Plan for 2001, 2000, and 1999, respectively, and $201, $200, and $88 under a split dollar insurance policy for Mr. Proctor for 2001, 2000, and 1999, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield, and $3,478, $892, and $582 for annual fees for a club in 2001, 2000, and 1999, respectively.

EMPLOYMENT AGREEMENTS

         Fidelity initially entered into an employment agreement with Larry D. Peterson in 1997. The initial employment agreement with Mr. Peterson was for a three-year period ending September 14, 2000. A new three-year employment agreement was entered into commencing September 15, 2000. The employment agreements provided for an annual base salary of $300,000. Also, Fidelity provided Mr. Peterson a disability policy, which provides disability benefits at the annual rate of $210,000.

         The employment agreement with Mr. Peterson provides that if the executive terminates his employment or if his employment is terminated by Fidelity for cause, such executive is subject to a non-compete provision for a period of one year.

STOCK OPTIONS

         No stock options or stock appreciation rights were granted to executive officers during 2001.

         The following table sets forth, with respect to the Named Executive Officers, information concerning any exercise of stock options in 2001 and all unexercised stock options held as of December 31, 2001.

               AGGREGATE STOCK OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 31, 2001, AND YEAR-END STOCK OPTION VALUES

----------------------------------------------------------------------------------------------------------------------------
                                                     Value Realized
                                                       ($)(Market
                                       Number of     Price at Time
                                        Shares        of Exercise                                      Value of Unexercised
                                      Acquired on    less Exercise    Number of Unexercised       In-the-Money Stock Options
              Name                      Exercise        Price)      Stock Options at Year-End           at Year-End(1)
----------------------------------------------------------------------------------------------------------------------------
                                                                   Exercisable   Unexercisable   Exercisable   Unexercisable
                                                                   -----------   -------------   -----------   -------------

James B. Miller, Jr.                         --            --        128,080        21,920          $   --        $   --
Larry D. Peterson                            --            --         80,000        20,000              --            --
David Buchanan                               --            --         18,000        12,000           4,275         2,850
M. Howard Griffith, Jr.                      --            --         20,000        30,000           4,750         7,125
H. Palmer Proctor, Jr.                       --            --         20,000        30,000           4,750         7,125

(1) The average of the high and low value of a share of Common Stock of Fidelity on December 31, 2001, was $7.49.

                                   401(K) PLAN

         Fidelity has adopted a tax-qualified savings plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 ("Code"). Employees may elect to contribute to the 401(k) Plan through payroll deductions up to the statutory limitation and may direct the investment of their accounts into various investment funds. Under Section 401(k) of the Code, the employee's contributions to the 401(k) Plan are not taxable to the employee until such amounts are distributed to the employee. Fidelity pays the administrative expenses of the 401(k) Plan and makes voluntary contributions from time to time, which are allocated to each eligible employee's account as required by the Code. Fidelity's voluntary contributions become fully vested at the earlier of six years of service or at normal retirement age. Fidelity's voluntary contributions in 2001 were $252,503.

                            COMPENSATION OF DIRECTORS

         Prior to October 2001, each non-employee director of Fidelity was paid $1,000 for each Board of Directors' meeting attended and $250 for committee meetings attended on a day that was not a regularly scheduled Board meeting date.

         Effective October 1, 2001, each non-employee director of Fidelity was paid $2,000 for each Board of Directors' meeting attended and $500 for each committee meeting attended on a day that was not a regularly scheduled Board meeting date. Effective January 1, 2002, each non-employee director of Fidelity is paid a $10,000 annual retainer, paid in four quarterly installments. In addition, a director will receive $500 for each committee meeting attended on a day that is not a regularly scheduled Board meeting date.

         Directors who are employees do not receive a fee for attending Board or committee meetings.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee ("Committee") are W. Clyde Shepherd, Jr., Chairman, Robert J. Rutland, and Rankin M. Smith, Jr. No member of the Committee is an employee of Fidelity or any subsidiary.

         The Bank leases space from a corporation of which Mr. Shepherd, Jr., a director and member of the Compensation and Executive Committees, is the majority shareholder. The Bank leases approximately 2,200 square feet at an average annual rate of approximately $12 per square foot subject to a pro rata increase for increases in taxes and insurance. The lease agreement was made substantially on the same terms as those prevailing at the time for comparable leases for similar facilities.

         Kevin S. King, a director, is of counsel to the law firm, Dietrick, Evans, Scholz & Williams, LLC, which provided legal services to the Bank during 2001.

         The Bank and Fidelity National Capital Investors, Inc. have had, and expect to have in the future, banking and other business transactions in the ordinary course of business with directors (including members of the Committee) and officers of Fidelity and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time of comparable transactions with unrelated parties. Such transactions have not and will not involve more than the normal risks of collectibility, nor present other unfavorable features. As of December 31, 2001, the Bank had direct and indirect loans outstanding to officers and directors and their affiliates aggregating approximately $1.95 million.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for evaluating the remuneration of executives of Fidelity to provide competitive levels of compensation which take into account the annual and long-term performance goals, whether there has been above average corporate performance, the levels of an individual's initiative, responsibility and achievements, and the need of Fidelity to attract and retain well trained and highly motivated executives. The Committee fixes the compensation of the Chief Executive Officer of Fidelity and the Chief Executive Officer of the Bank, and generally reviews the compensation of the other executive officers. All decisions by the Committee relating to the compensation of the Chief Executive Officers of Fidelity and the Bank are reviewed by the full Board of Directors.

         Executive officers' overall compensation is intended to be consistent with the compensation paid to executives of financial institutions and of other companies similar in size, complexity, and character to Fidelity, provided that the performance of Fidelity and the executive officer warrants the compensation being paid.

         Compensation paid to the Named Executive Officers of Fidelity in 2001, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, bonus, matching contributions paid with respect to the 401(k) Plan and certain perquisites. No stock options were granted to executive officers in 2001. In addition, Fidelity has adopted certain broad-based employee benefit plans in which executives, and other officers together with employees, have the option to participate. Benefits under these plans are not directly or indirectly tied to Fidelity's performance, except that contributions by Fidelity to the 401(k) Plan are voluntary, at the election of the Board of Directors. Bonuses were granted to Messrs. Buchanan and Proctor based upon the 2001 performance of the units for which they had responsibility and their individual performance.

         During 1999, Fidelity purchased a no load single premium company owned life insurance policy on Mr. Miller which provides a tax exempt yield to Fidelity if held to maturity. Mr. Miller will receive taxable income for the economic benefit he receives under the policy as noted in the Summary Compensation Table.

         The Chief Executive Officer recommends the compensation of all other executive officers.

                             Compensation Committee

                        W. Clyde Shepherd, Jr., Chairman
                                Robert J. Rutland
                              Rankin M. Smith, Jr.

                             AUDIT COMMITTEE REPORT

         Each of the Audit Committee members satisfies the definition of independent director as established by the National Association of Securities Dealers. The Board of Directors of Fidelity has adopted a written charter for the Audit Committee.

         The Audit Committee has reviewed Fidelity's audited consolidated financial statements for the year ended December 31, 2001, and discussed the statements with management. The Audit Committee has discussed with Ernst & Young, Fidelity's independent accountants, those matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit and Finance Committees, as amended.

         The Audit Committee reviewed the written disclosures and independence letter required by the Independent Standards Board Standard No. 1 received from Ernst & Young, and discussed the independence of Ernst & Young. The Audit Committee has determined that the providing of professional services, in addition to audit related services, is compatible with the maintenance of the accountant's independence. Based upon the review and discussions noted above, the Audit Committee recommended to the Board of Directors of Fidelity that the audited consolidated financial statements of Fidelity be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and be filed with the U. S. Securities and Exchange Commission.

         This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Fidelity specifically incorporates this information by reference and should not otherwise be deemed filed under such Acts.

                                 Audit Committee

                             Kevin S. King, Chairman
                                 David R. Bockel
                                  Carl I. Gable
                              Rankin M. Smith, Jr.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative shareholder return on Fidelity's Common Stock with the cumulative Total Return on The NASDAQ Stock Market (U.S. Companies) index and the NASDAQ Bank Stock Market under the symbol LION.

         The graph assumes $100 invested on December 31, 1996, in the Common Stock of Fidelity and in each of the two indexes. The comparison assumes that all dividends are reinvested.

              COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FIDELITY, THE NASDAQ STOCK MARKET (U.S.) AND NASDAQ BANK STOCKS


                              [PERFORMANCE GRAPH]

                                                                            PERIOD ENDING
                                    ----------------------------------------------------------------------------------------------
INDEX                               12/31/96         12/31/97        12/31/98         12/31/99         12/31/00          12/31/01
----------------------------------------------------------------------------------------------------------------------------------
Fidelity National Corporation        100.00            75.51           88.08            63.17            43.08             64.88
NASDAQ - Total US*                   100.00           122.48          172.68           320.89           193.01            153.15
NASDAQ Bank Index*                   100.00           167.41          166.33           159.89           182.38            197.44

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 2001, the Board of Directors held seven (7) meetings. Each of the directors attended at least seventy-five percent (75%) of the aggregate meetings of the Board of Directors and the committees on which the director served. Fidelity does not have a nominating committee. All nominees for the Board of Directors are nominated by the entire Board of Directors.

Audit Committee. The primary functions of Fidelity's Audit Committee are to see that an audit program is in place to protect the assets of Fidelity, assure that adequate internal controls exist, oversee the internal audit function, and recommend the independent auditors for appointment by the Board of Directors. During 2001, the Audit Committee held six (6) meetings. The Audit Committee is governed by a written charter approved by the Audit Committee and the Board of Directors.

Compensation Committee. The primary functions of the Compensation Committee are to evaluate and administer the compensation of the Chief Executive Officer and to review the general compensation programs of Fidelity, including the compensation of the other executive officers. During 2001, the Compensation Committee held two (2) meetings.

Executive Committee. The Executive Committee is authorized to exercise any and all of the powers of the Board of Directors in the management of the business and affairs of Fidelity except where specific power is limited to the Board of Directors by the Bylaws or by applicable law. During 2001, the Executive Committee held five (5) meetings.

                                    AUDITORS

         Ernst & Young audited the consolidated financial statements of Fidelity for the year ended December 31, 2001, and have been selected to audit the consolidated financial statements for 2002. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.

AUDIT FEES

         Fees billed to Fidelity by Ernst & Young during 2001 for professional services rendered for the audit of Fidelity's consolidated annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in Fidelity's quarterly reports on Form 10-Q for that fiscal year were $127,000. The Audit Committee of the Board of Directors of Fidelity has determined that the providing of the services covered under the captions "Financial Information Systems Design and Implementation Fees," and "All Other Fees" is compatible with maintaining the independence of Ernst & Young.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed by Ernst & Young for professional services relating to financial information systems design and implementation rendered during the fiscal year ended December 31, 2001.

ALL OTHER FEES

         The aggregate fees billed by Ernst & Young for all other professional services, including audit related fees of $121,500, rendered during the fiscal year ended December 31, 2001, other than as stated above under the captions "Audit Fees," and "Financial Information Systems Design and Implementation Fees," were $964,468. This amount includes $748,087 for business advisory services rendered in connection with the OCC Consent Order and its review of the Trust Department of the Bank.

                              STOCKHOLDER PROPOSALS

         Proposals of Stockholders intended to be present at the 2003 Annual Meeting must be received by Fidelity addressed to the President at 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, by November 22, 2002, in order to be eligible for inclusion in the Proxy Statement and Proxy meeting for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

         Management knows of no matters, other than those stated above, that are to be brought before the Meeting. If any other matter should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of Fidelity.


                                        By Order of the Board of Directors,



                                        /s/ Martha C. Fleming
                                        ---------------------------------------
                                        Martha C. Fleming
                                        Secretary


March 22, 2002

                         FIDELITY NATIONAL CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 2002
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes Edward G. Bowen, M.D. and Kevin S. King, and each of them individually, with the power of substitution, to vote and otherwise represent all of the shares of common stock ("Common Stock") of Fidelity National Corporation, ("Company"), held of record by the undersigned, at the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held at the offices of the Corporation located at One Securities Centre, 3490 Piedmont Road, Suite 1550, Atlanta, GA 30305 on April 24, 2002, at 3:00 p.m., and any adjournment or adjournments thereof, as herein specified and, in their discretion, upon such other matters as may come before the Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting. All other proxies heretofore given by the undersigned to vote shares of Common Stock of the Company are expressly revoked.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS REFERRED TO IN ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS REFERRED TO IN ITEM 1.

                (Continued and to be signed on the other side.)

     PLEASE COMPLETE, SIGN, DATE AND                         [X]
[ ]  RETURN THIS PROXY PROMPTLY IN                   Votes must be indicated
     THE ENCLOSED ENVELOPE.                        (x) in Black or Blue ink.


Item 1.  Election of Directors

FOR ALL [ ]   WITHHOLD FOR ALL [ ]  *EXCEPTIONS [ ]    To change your address,
                                                       please mark this box. [ ]

Nominees: James B. Miller, Jr.; David R. Bockel; Edward G. Bowen, M.D.;
          Carl I. Gable; Kevin S. King; Larry D. Peterson; Robert J. Rutland;
          W. Clyde Shepherd, Jr.; Rankin M. Smith, Jr.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________


                                        Date: __________________________________

                                        ________________________________________
                                                 Share Owner sign here

                                        ________________________________________
                                                  Co-Owner sign here

                                        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer please give full title as such. Whether or not you plan to attend the Annual Meeting, you are urged to execute and return your proxy, which may be revoked at any time prior to its use.